Exhibit 10.11(b)

SECURED CONVERTIBLE PROMISSORY NOTE

$ 380,000.00	November 3, 2010

FOR VALUE RECEIVED, the undersigned, Consorteum Holdings, Inc., a Nevada corporation (the "Borrower"), promises to pay to the order of Timothy John Brown as trustee for the T. Brown Family Investment Trust (the "Lender" or the "Holder"), with a mailing address of P.O. Box 3136, Gippsland Mail Centre, Victoria, Australia, or at the office of the Borrower in Ontario, Canada, or at such other place as the holder hereof may from time to time designate, the principal sum of Three Hundred and Eighty Thousand ($380,000) Dollars, with interest thereon as hereinafter provided; interest and principal payable in lawful money of Canada, which shall be legal tender in payment of debts and dues public and private at the time of payment, as follows:

(a)  The indebtedness evidenced by this Note shall accrue simple interest thereon at Twelve Percent (12%) per annum calculated and payable quarterly in arrears and calculated from the date of this Note. Accrued interest only shall be payable quarterly in arrears on or before the last day of each calendar quarter or portion thereof. Interest shall be computed on the basis of the actual number of days elapsed and a 360 day year. Except as otherwise provided herein, upon the occurrence of any failure by the Borrower to make any payment when due under this Note and after the expiration of the cure period stated below, all obligations under this Note shall become immediately due and payable. In the event of a purchase or sale of all or substantially all of the Borrower or its assets the proceeds shall be used first to pay off this Note.

(b)  On November 4th, 2012 (the "Maturity Date"), Borrower shall pay to Lender a balloon payment equal to all of the principal owed hereunder and all accrued and unpaid interest.

(c)  Payments of principal and interest becoming due and payable under this Note shall be made at such place as the Lender may notify the Borrower in writing from time to time. All amounts due under this Note shall be paid in lawful money of Canada. Presentment for payment, demand, protest, and notice of demand, protest, and nonpayment are hereby waived by Borrower and all other parties hereto. Any payment under this Note shall be applied first to accrued interest and second to any principal amount outstanding under this Note.

(d)  If any payment of principal or interest on this Note becomes due on  Saturday, Sunday, or legal holiday under the laws of the State of Nevada, such payment will be made on the next succeeding business day and such extension of time will in such case be included in computing interest in connection with such payment.

(e)  This Note shall be fully subordinated in payment and priority to all of that certain indebtedness, whether now or hereafter in existence, from Borrower to Royal Bank of Canada ("Senior Lender").

(f)  The Borrower's obligations to make payments of interest and principal under this Note shall not be subject to set-off or counterclaim.

(g)  Upon default, the entire unpaid principal balance outstanding shall bear interest thereafter at the rate of two percent (2%) per annum in excess of the above stated rate until the default is cured.

(h)  The Lender will notify Borrower in writing of any nonpayment. Borrower will have ten (10) days (the "Cure Period") from the date of this notice to cure the nonpayment. Any nonpayment of principal or interest on this Note will not be deemed to be a default unless the nonpayment continues through the expiration of the Cure Period. If the nonpayment continues following the Cure Period, the entire unpaid balance of the principal sum and all accrued and unpaid interest shall, at the option of the holder, at once become due and payable.

(i)  Borrower stipulates and warrants that the loan evidenced hereby is for general corporate purposes. Borrower further stipulates that all loan proceeds will be used for said purposes.

(j)  The provisions of this Note may not be modified or amended, except by an instrument in writing executed by the Borrower and the Lender. This Note shall bind the respective successors and assigns of the Borrower, and shall inure to the benefit of the Lender, his successors and assigns. No waiver or consent by the Lender with respect to this Note shall be valid and binding unless in writing and executed by the Lender, and any such waiver or consent which may be granted by the Lender shall be effective only within the limitations stated in such waiver and only for the particular event for which such waiver is given.

(k)  Borrower shall give Lender a security interest in certain of its assets on terms and conditions to be mutually negotiated. The Lender acknowledges that this Note is the first of a series to be issued by the Borrower all of which will have similar terms and conditions and that all subsequent lenders to the Borrower will be entitled to participate pari passu in the security interest in the Borrower's collateral and to have conversion privileges to be negotiated; provided, however, that the security interests and other terms will not be more favorable than those given to the Lender under this Note.

(1) At any time during the Term of this Note Lender may convert all or any portion of the principal amount of this Note into restricted shares of the common stock of the Borrower upon not less than five (5) business days prior written notice at a conversion price of $0.03 (Canadian) per share. Any such notice given by the Lender to the Borrower shall be irrevocable and this Note shall be reduced by the amount of the sum to be converted immediately upon receipt of the conversion notice. The Borrower shall cause a restricted certificate for the converted shares to be issued within five (5) days after its receipt of the conversion notice.

(m)  At any time during the Term of this Note the Borrower may demand that the Lender convert all of the remaining principal amount of this Note into restricted shares of its common stock if: the common stock trades at a price of $0.10 or higher for a consecutive period of twenty (20) trading days, by giving written notice of the conversion to the Lender. The conversion price shall be thirty five percent (35%) below the average of the bid and ask price of the Borrower's common stock for the twenty (20) day period prior to the conversion. Any such notice given by the Borrower to the Lender shall be irrevocable and this Note shall be reduced by the amount of the sum to be converted immediately upon receipt of the conversion notice. The Borrower shall cause a restricted certificate for the converted shares to be issued within five (5) days after its receipt of the conversion notice.

(n)  After all principal of, and accrued interest at any time owed on, this Note have been paid in full, this Note will be surrendered to the Borrower for cancellation and will not be reissued.

(o)  In case any provision (or any part of any provision) contained in this Note shall for any reason be held to be invalid, illegal or unenforceable in any respect, such invalidity, illegality or unenforceability shall not affect any other provision (or remaining part of the affected provision) of this Note, and this Note shall be construed as if such invalid, illegal or unenforceable provision (or part thereof) had never been contained herein, but only to the extent it is invalid, illegal or unenforceable.

(p)  Borrower and Lender covenant and agree that this Note shall be governed by and construed in accordance with the laws of the State of Nevada, without giving effect to any choice of law or conflict of law provision or rules (whether of the State of Nevada or any other jurisdiction) that would cause the application of the laws of any jurisdiction other than the State of Nevada. Venue for any proceeding instituted to enforce this Note shall lie in Las Vegas County, Nevada and any objections to such jurisdiction or venue are hereby waived by Borrower and Lender.

(q)  Notwithstanding any other provisions of this Note or any other instrument or document executed in connection therewith, it is expressly agreed and understood that the Borrower does not intend or expect to pay, nor does the Lender intend or expect to charge, accept or collect any interest which, when added to any other charge upon the principal, shall be in excess of the highest lawful rate allowable under the laws of the State of Nevada. Should acceleration, prepayment or any other charges upon the principal or any portion thereof result in the computation or earning of interest in excess of the highest lawful rate allowable under the laws of the State of Nevada, any and all such excess is hereby waived and shall be credited to the outstanding principal balance or returned to Borrower.

(r)  Borrower and Lender waive all rights to trial by jury of any suits, claims, counterclaims and actions of any kind arising under or relating to this Note.

(s)  In the event this Note is turned over to an attorney at law for collection after the occurrence of an event of default, in addition to the principal, interest, late charges, and/or premiums due hereunder, Lender shall be entitled to collect all costs of collection including but not limited to reasonable attorneys' fees, incurred in connection with protection of or realization of collateral or in connection with any of Lender's collection efforts, whether or not suit on this Note or any foreclosure proceeding is filed, and all such costs and expenses shall be payable on demand.

(t)  All notices, requests, consents, and other communications under this Note shall be in writing and shall be delivered personally or by facsimile transmission or by nationally recognized overnight delivery service or by certified or registered mail, return receipt requested, postage prepaid:

If to the Company, at 20 Adelaide Street East—Suite 910, Toronto Canada M5C 2T6, Attn: Craig A. Fielding, Chief Executive Officer, or at such other address or addresses as may have been furnished by giving five days advance written notice to all other parties, with a copy (which shall not constitute notice) to Sol V. Slotnik, P.C. 11 East 44th Street-19th Floor, New York, New York 10017, Fax: (212) 986-2399, Attention: Sol V. Slotnik, Esq.

If to Lender, at the address set forth at the head of this Note or at such other address or addresses as may have been furnished by giving five days advance written notice to all other parties.

Notices provided in accordance with this Section (t) shall be deemed delivered upon personal delivery, the next business day if sent by facsimile (with electronic confirmation of transmission), the next business day if sent by overnight delivery or three business days after deposit in the mail by certified mail, return receipt requested, with postage prepaid and in each case properly addressed.

BORROWER:

Consorteum Holdings, Inc., a Nevada corporation

BORROWER: Consorteum Holdings, Inc. a Nevada corporation

By:	/s/ Craig A Fielding
Craig A. Fielding, CEO

LENDER: Timothy John Brown as trustee. T. Brown Family vestment Trust

Accepted:	/s/ Tim Brown
Tim Brown